Exhibit 10.6

August 2, 2021

Delivered via Email

Elizabeth Ng

Re: Amendment to February 22, 2021 Offer of Employment

Dear Elizabeth:

This letter amends the contingent payment terms of any salary deferred upon the successful completion of the IPO and the payment terms of the IPO Bonus entered into between you and Ocean Biomedical, Inc. (the “Company”) dated February 22, 2021 (the “Offer Letter”). Your signature at the end of this letter indicates your acceptance and agreement to the terms herein (the “Amendment”).

Under Section 3-Salary of the Offer Letter, the last sentence of this section is replaced with the following:

“Payment of any salary deferred since the Start Date will be upon the first cumulative capital raise equal to at least $50 million (as defined below), subject to your continued employment with the Company through such payment date.”

Under Section 4-Bonus of the Offer Letter, the last two sentences of this section are replaced with the following:

“You will also be entitled to a cash bonus equal to $40,000 (forty thousand Dollars), which will be paid in a lump sum within thirty (30) days following the completion of the first cumulative capital raise equal to at least $50 million (the “First Cumulative Raise”), subject to your continued employment with the Company through the payment date. In addition, upon completion of the First Cumulative Raise, you will receive a cash bonus equal to $500,000 (five hundred thousand Dollars) (the “First Cumulative Raise Bonus”) to be paid in a lump sum immediately upon the First Cumulative Raise, subject to your continued employment with the Company through such payment date.”

In the event of any conflicts or inconsistencies between the provisions of the Amendment and the Offer Letter and/or any addenda thereto, the provisions of the Amendment will prevail. Except as set forth in the Amendment, the remainder of the Offer Letter will remain in full force and effect, unamended.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered the Amendment as of the date first stated above.

OCEAN BIOMEDICAL, INC.

By:	/s/ Chirinjeev Kathuria

Name:	Chirinjeev Kathuria
Title:	Executive Chairman

I have read and accept this Amendment to the Offer Letter:

/s/ Elizabeth Ng
Signature